Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BIOLASE, Inc.

Foothill Ranch, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-194889, 333-144095, 333-112173, 333-130677, 333-177339, 333-204059, 333-224832, and 333-150105), Form S-1 (No. 333-239876), and Form S-3 (Nos. 333-233172, 333-222564, 333-219406, 333-200623, 333-198291, 333-214281, 333-175664, 333-141417, 333-106290, 333-89692, and 333-58329), of BIOLASE, Inc. of our report dated March 31, 2021, relating to the consolidated financial statements and schedules, which appears in this Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 31, 2021